UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

DAVIDsTEA Inc.

(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On December 8, 2016, DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), issued a press release announcing its financial results for the second quarter ended October 29, 2016. A copy of the press release is furnished as Exhibit 99.1 hereto. The Company intends to hold an investor call and webcast to discuss these results on Thursday, December 8, 2016 at 4:30 P.M. Eastern Standard Time.

The information contained herein and in the accompanying exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2016, the Company announced the appointment of  Christine Bullen, the Managing Director of U.S. Markets since joining the Company in May 2016, as Interim President and CEO, such appointment to be effective February 1, 2017.

In addition, on December 7, 2016, the Company entered into an agreement which modified, in part, the Chief Financial Officer’s, Mr. Luis Borgen, existing equity and employment agreements with the Company.  The agreement provides for a term of employment until July 31, 2017, at which point (or earlier if he is terminated without Cause or if he leaves the Company for Good Reason) Mr. Borgen will be entitled to receive the severance benefits under his existing agreements as well as acceleration of his options and restricted stock units.  Additionally, prior to February 3, 2017, Mr. Borgen will receive a new equity grant comprised of a number of restricted stock units equal to $88,750 divided by the fair market value of a share of the Company’s common stock on the date of the grant and options to purchase a number of shares equal to $88,750 divided by the fair market value of a share of the Company’s common stock on the date of the grant. In the event Mr. Borgen’s employment terminates following July 31, 2017, all of the unvested awards will become fully vested as of the termination date. In the event a change of control were to occur prior to February 3, 2017, Mr. Borgen would receive cash in lieu of these equity awards.

The foregoing description of the Amendment is incomplete and is qualified entirely by the Amendment, which is filed herewith as exhibit 10.1 and is incorporated in this section by reference.

Item 7.01 Regulation FD Disclosure

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated December 8, 2016 is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 8, 2016
10.1	Amendment Agreement dated December 7, 2016 regarding Luis Borgen Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

	By:	/s/ Luis Borgen
Name: Luis Borgen
Title: Chief Financial Officer

Date: December 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 8, 2016
10.1	Amendment Agreement dated December 7, 2016 regarding Luis Borgen Employment Agreement